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                                 EXHIBIT 99.1




                    Press releases dated August 25, 1997 and
                     August 26, 1997 of Elcor Corporation.





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                                                 [ELCOR CORPORATION LETTERHEAD]



FOR FURTHER INFORMATION:                                        TRADED:  NYSE
                                                                SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(972) 851-0500
(915) 685-0277

PRESS RELEASE
FOR IMMEDIATE RELEASE


                    ELCOR ANNOUNCES DEATH OF ROY E. CAMPBELL
                          CHAIRMAN, PRESIDENT AND CEO


DALLAS, TEXAS, August 25, 1997 . . . . Elcor Corporation today announced that
Roy E. Campbell, 71, Chairman, President and Chief Executive Officer, passed away Friday evening, August 22, 1997, in a Dallas hospital after a lengthy illness.

Campbell died just four days after the Board elected Harold K. Work and Richard
J. Rosebery as Vice Chairmen and adopted a management succession plan to be implemented following the company's annual meeting on October 28, 1997. Under the plan, Campbell was to remain Chairman, but would turn over the day-to-day operations to two veteran Elcor executives, Harold K. Work, 64, and Richard J. Rosebery, 62.

Funeral services for Campbell will be conducted later today in Midland, Texas, where he maintained a permanent residence since helping found Elcor in 1965. In lieu of flowers, donations are suggested for The Center for Children and Families, 1031 Andrews Highway or Hospice of Midland, 911 W.
Texas, both at Midland, Texas 79701.

Elcor's Board is expected to meet shortly to finalize plans to complete implementation of the company's succession plan.

Under the succession plan adopted last Monday, the Elcor Board planned to elect Work to the additional positions of President and Chief Executive Officer of Elcor Corporation. He would also remain President and Chief Executive Officer of Elk Corporation of Dallas and its subsidiaries, which constitute the company's core Roofing Products business. Rosebery would remain Chief

                                                                          /more


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PRESS RELEASE
ELCOR CORPORATION
AUGUST 25, 1997
ADD ONE

Financial and Administrative Officer and Treasurer and would oversee day-to-day operations of Elcor's Industrial Products businesses. Both Work and Rosebery are Vice Chairmen and Directors of Elcor. No other management changes were planned.

WORK AND ROSEBERY PRAISE CAMPBELL'S ACCOMPLISHMENTS

In a joint statement, Work and Rosebery said, "Roy's passing comes at a time when his vision for Elcor's continued growth and future promise was becoming reality. He lived to see the company implement his strategy to boldly position Elcor's Roofing Products business to be, not only highly profitable, but perhaps the most highly regarded leader in the premium laminated asphalt roofing shingle market. His strategy also achieved the successful turnaround of our Industrial Products business in fiscal 1997.

"Roy's mentoring and friendship over the past 20 years have provided both of us with a sense of purpose, a mandate, if you will, to continue the plan and sustain the company's reputation for excellence in consistently high quality value-added products and services.

As the company moves forward, it will carry on the high standards which Roy has instilled in our employees and the confidence that each of us can play a meaningful role in Elcor's continued future success.

"His memory will be with us constantly as we continue to expand on Elcor's success," they concluded.

                           ROY E. CAMPBELL 1926-1997

Born in Dallas, July 10, 1926, Campbell graduated from Will Rogers High School in Tulsa, Oklahoma in 1944 and was in the Navy's Officer Training Program from 1944 to 1946.

He graduated from Rice University in Houston with a B.S. in Civil Engineering in 1948 and then spent eight years with AMOCO (formerly Standard Oil and Gas) in various technical and supervisory capacities.

In 1956, Mr. Campbell joined and later became a partner in the engineering consulting firm of Leibrock, Landreth & Campbell. In 1965, the three partners, together with another partner, F. H. Callaway, and W. F. Ortloff founded Elcor in Midland with Campbell named President, Chief Executive Officer and Chairman of the Board. The company moved to Dallas in 1988.


                                                                          /more
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PRESS RELEASE
ELCOR CORPORATION
AUGUST 25, 1997
ADD TWO

Today, Elcor's common stock trades on the New York Stock Exchange (ELK). The company has about 800 employees, $230 million in annual sales, five manufacturing locations in four states and has earned a reputation for the consistently high quality of its roofing and industrial products and services.

Campbell's numerous civic and professional honors include:
          Member/Past Chairman, Midland Memorial Hospital
          Member, Texas Society of Professional Engineers
          Member, American Management Association
          Past President, Midland Youth Centers
          Past Director/Chairman, Permian Basin Society of Petroleum Engineers of AIME
          Past Director/Vice President of The National Organization of Society of Petroleum Engineers of AIME
          Past President, Petroleum Club of Midland
          Mr. Campbell also served on the boards of two Midland banks and other civic organizations.

                              ------------------

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.


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                                                 [ELCOR CORPORATION LETTERHEAD]



FOR FURTHER INFORMATION:                                        TRADED:  NYSE
                                                                SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative
Officer, and Treasurer
(972) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


                 ELCOR BOARD NAMES WORK AS CHAIRMAN, PRESIDENT
                AND CHIEF EXECUTIVE OFFICER TO SUCCEED CAMPBELL


DALLAS, TEXAS, August 26, 1997 . . . . Elcor Corporation said today its Board of Directors has elected Harold K. Work as Chairman of the Board, President and Chief Executive Officer, succeeding Roy E. Campbell, who passed away on August 22, 1997. These changes were a part of the company's management succession plan announced on August 19, 1997, except that the timing was moved forward following Mr. Campbell's death. Work will continue as President, Chief Executive Officer and Director of Elk Corporation of Dallas and its subsidiaries, which constitute Elcor's core Roofing Products business. Elcor's Industrial Products subsidiaries will report directly to Richard J. Rosebery, who will continue as Vice Chairman, Chief Financial and Administrative Officer and Treasurer of Elcor Corporation and will report directly to Mr. Work.
No other management changes are planned.

In a joint statement, Work and Rosebery said, "We plan to continue Mr. Campbell's high standards and passion for excellence, which have created a culture within Elcor where our employees can excel and are proud and enthusiastic about their work. These same qualities have created a company with clear-cut leading positions in several high growth niche markets and all of the necessary resources to achieve sharply higher sales and earnings in the years ahead. We believe the future is bright, and we are confident that we will carry out our plans for achieving substantial growth potential," they concluded.

Both Mr. Work and Mr. Rosebery are 20-year veterans of the company who have worked closely with Mr. Campbell as a part of the company's senior management team. Mr. Work became a Vice President, General Manager of Elk in late 1977. He was elected President, Chief Executive Officer and a Director of Elk Corporation of Dallas and its subsidiaries in 1979. He was also elected a Vice President of Elcor Corporation in 1982. Mr. Rosebery joined Elcor and was elected Vice President in 1975. Mr. Work and Mr. Rosebery were each elected Executive Vice President of Elcor in 1993, became Directors of the company in 1996 and were elected Vice Chairmen of the Board in 1997.

                             ---------------------

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.